SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2021

STRIKEFORCE TECHNOLOGIES, INC.

Wyoming	000-55012	22-3827597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1090 King Georges Post Road, Suite 603, Edison, NJ	08837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 661 9641

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms “Company,” “our company,” “us,” “StrikeForce,” “we” and “our” refer to StrikeForce Technologies, Inc. unless the context requires otherwise

Item 3.02 Unregistered Sales of Equity Securities.

On September 21, 2021, in conjunction with the closing of the offering on Form 1-A of Regulation A (see 8.01 below), in return for total consideration of $50,000, we issued five year common stock purchase warrants to purchase up to 50,000,000 shares of restricted common stock to two investors. These common stock purchase warrants include a cashless exercise provision if the underlying shares are not timely registered and an exercise price of $0.05 per share for total consideration of $50,000.

Item 8.01 Other Events.

On September 21, 2021, we formally closed our Regulation A Tier II funding round through an Offering Circular on Form 1-A, accepting the subscriptions for 81,550,000 shares of common stock for consideration of $4,077,500 before deducting a broker-dealer placement agent fee and all offering expenses for a total net consideration of $3,868,875. The funding will be used primarily for the marketing of StrikeForce’s new product SafeVchat™ and for general operations.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Form of Warrant(1)
104	Cover page interactive data file (embedded within the inline XBRL document).

(1)	Filed herein.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIKEFORCE TECHNOLOGIES, INC.
(Registrant)

Dated: September 22, 2021	By:	/s/ Mark L. Kay
Mark L. Kay
Chief Executive Officer

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